Exhibit 99.03

JAMES M. LAGANKE, ESQ. (SB # 006913)
JAMES M. LaGANKE, P.L.L.C.
13236 North 7th Street, Suite 4-257
Phoenix, Arizona  85022
Telephone: (602) 279-6399
Facsimile: (602) 993-5323
Email: jameslaganke@aol.com

ATTORNEY FOR PLAINTIFFS

UNITED STATES DISTRICT COURT

DISTRICT OF ARIZONA

MEDCOM USA INCORPORTED, a Delaware Corporation, and CARD ACTIVATION TECHNOLOGIES, INC., a Delaware Corporation,

Plaintiffs,
V.

WILLIAM P. WILLIAMS, and EVA WILLIAMS, husband and wife; WILCOM, INC., a Texas Corporation; W.P.W. AIRCRAFT, LLC, an Arizona Limited Liability Company; AMERICAN NORTEL COMMUNICATIONS, INC., a Nevada Corporation; and MICHAEL MALET AND ANNETTE MALET, husband and wife,
Defendants.

Case No. 2:09-cv-00298 FIRST AMENDED COMPLAINT

Plaintiffs, MedCom USA Incorporated, a Delaware Corporation, and Card Activation Technologies, Inc., a Delaware Corporation, by and through their undersigned attorney, for their Complaint herein allege as follows:

THE PARTIES

The Plaintiffs

1.           Plaintiff, MedCom USA, Incorporated (“MedCom”), is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Scottsdale, Arizona.  MedCom is a public company whose stock is traded on the Over-the-Counter Bulletin Board exchange.

2.           Plaintiff, Card Activation Technologies, Inc.  (“Card Activation”), is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Scottsdale, Arizona.   Card Activation is a public company whose stock is traded on the Over-the-Counter Bulletin Board exchange.

The Defendants

3.         Defendants, William P. Williams and Eva Williams, are husband and wife and residents of Maricopa County, Arizona.

4.         Defendant, Wilcom, Inc. (“Wilcom”) is a Texas corporation that upon information and belief is owned and controlled by Defendants William P. Williams and Eva Williams.

5.         Defendant, W.P.W. Aircraft LLC, is an Arizona Limited Liability Company that upon information and belief is owned and controlled by Defendants William P. Williams and Eva Williams.

6.         Defendant, American Nortel Communications, Inc., is a Nevada corporation that upon information and belief is a public company traded on the pink sheet market and is owned and controlled by William P. Williams and Eva Williams.

7.         Defendants, Michael Malet and Annette Malet, are husband and wife.  Defendant Michael Malet was until recently the Executive Vice-President of Plaintiff MedCom and Plaintiff Card Activation.  Upon information and belief, the actions of Defendant Michael Malet were taken in furtherance of the community of his marriage to Annette Malet.

JURISDICTION AND VENUE

8.           This Court has jurisdiction over this matter pursuant to 28 U.S.C. §1331 (Federal Question), 28 U.S.C §1367(a) (Supplemental Jurisdiction), and 15 U.S.C. §78j(b) of the Securities Exchange Act of 1934, as well as Section 10(b) and Rule 10b-5 thereunder.

9.           Venue is proper in this judicial district pursuant to 28 U.S.C. §1391(b), because many of the acts, omissions, conduct, and combinations thereof occurred in this judicial district, and, moreover, because all of the Defendants named herein are residents of and/or do business within this judicial district.

10.           At all times mentioned in the Complaint, the Defendants, and each and every one of them, in connection with the acts and conduct alleged herein, directly and indirectly used the means and instrumentalities of interstate and foreign commerce, including mail, wires, highway, internet, facsimile and/or telephone communication systems.

NATURE OF THE ACTION

11.           In a time which spawned creatures like Bernie Madoff, Lehman Brothers, AIG, the fictitious credit default swaps on Wall Street, and massive multi-billion dollar bailouts, Defendants William P. Williams and Eva Williams used the Plaintiffs to bail themselves out through looting both companies for what Plaintiffs believe is more than ten million dollars ($10,000,000).  The Plaintiffs are public companies traded on the Over-the-Counter Bulletin Board exchange with a shareholder base of more then six hundred fifty (650) people.

12.           In a non-exhaustive list, Plaintiffs believe that Defendants Williams P. Williams and Eva Williams have done the following:

a.	Illegally issued stock in both companies to themselves, Wilcom, American Nortel, and their two (2) children;

b.	Purchased a Leer Jet with MedCom funds, and paid their personal pilot one hundred and thirty six thousand dollars ($136,000) a year again with company funds;

c.
Paid himself a salary of four hundred fifty thousand dollars ($450,000) per year and in addition took two thousand ($2,000) per week to pay personal credit card expenses from a company that may be on the verge of Bankruptcy;

d.	Paid himself nearly two hundred thousand dollars ($200,000) per year in travel and entertainment expenses by using company funds;

e.	Placed their son and daughter on salary for Plaintiffs MedCom and Card Activation when they did no work at all;

f.	Manipulated the stock value of both companies for their own benefit and filed false and fraudulent 10Q’s and 10K’s with the Securities and Exchange Commission;

g.	Fired the entire Board of Directors and became the sole Board Member of MedCom shortly after Defendant William P. Williams took control in 2001;

h.	Has paid management fees to a Texas Corporation named Wilcom owned and controlled by Mr. Williams’ wife of more than four hundred thousand dollars ($400,000) a year;

i.	Has failed to pay monthly bills including office rent and federal and state taxes;

j.	Has refused to pay vendors because Mr. Williams claimed that the companies had no money. As of this date, MedCom has not paid the rent on the Scottsdale office for more than three (3) months;

k.
Failed to disclose outstanding invoices to the SEC auditor and other SEC consultants including more than four hundred thousand dollars ($400,000) owed to the State of New York for sales taxes resulting in a civil arrest warrant being issued against MedCom, a bill from a law firm in California that exceeds sixty thousand dollars ($60,000),  a bill from a law firm in Delaware that exceeds forty thousand dollars ($40,000), a bill for computer programmers of sixty five thousand dollars ($65,000), and a bill for consulting  services of more than two hundred thousand dollars ($200,000);

l.
Had Plaintiff MedCom pay fees and monthly dues for three (3) different local golf country clubs for Mr. and Mrs. Williams as well as their season tickets for the Arizona Diamondbacks and Arizona Cardinals;

m.	Destroyed documents belonging to MedCom and paid his son four thousand dollars ($4,000) to accomplish that task;

n.	Made false and fraudulent statements to investors claiming that he has invested his own personal funds in excess of twelve million dollars ($12,000,000) when he has invested virtually nothing;

o.
After Card Activation settled three (3) patent infringement lawsuits in the quarter ending December 31, 2008, William P. Williams took nearly two hundred and twenty thousand dollars ($220,000) from the Plaintiffs’ accounts;

p.
Defendants William P. Williams and Eva Williams conspired with others to fraudulently factor licensing agreements that either did not exist, or which had terms of one (1) year and factored those licensing agreements as if they were forty-eight (48) month contracts.  Mr. and Mrs. Williams, upon information and belief, forged signatures of purported hospital representatives that did not have contracts with Plaintiff MedCom.  These fraudulently factored licensing agreements have caused the company to now have what Plaintiffs believe are invalid obligations with LadCo Financing, Inc. and LeeCo Financial, Inc. of more than 5 million dollars ($5,000,000); and,

q.	Defendant William P. Williams and his wife issued themselves five million (5,000,000) common shares in Card Activation without consideration and without shareholder approval.

13.           Defendant William P. Williams and Eva Williams were removed as the Chief Executive Officer, President, Secretary, and Treasurer on September 8, 2008, and Mr. Michael De La Garza was appointed as the Chief Executive Officer and President, and since that time Mr. Williams has continued to cash checks from company accounts for his benefit including as recently as Friday, January 30, 2009.

14.           As a result of what they did with these public companies, Defendants William P. Williams and Eva Williams acquired significant assets including:

a.	A cabin in Pine Top, Arizona;

b.	Their personal residence in an upscale neighborhood in Scottsdale, Arizona;

c.	A ranch in Texas that Mr. Williams claims borders on President Bush’s ranch in Crawford, Texas;

d.	Land in Telluride, Colorado, on a ski resort;

e.	The aforementioned Leer Jet; and,

f.	Five (5) expensive vehicles for themselves and their children, among other things.

15.           Defendant Michael Malet, as Executive Vice-President of the Plaintiffs, assisted Defendants Williams in their scheme to defraud the Plaintiffs.   Mr. Malet has been sued in unrelated matters for Securities Fraud.  Mr. Malet’s compensation for these efforts was a substantial salary plus millions of shares of stock in both companies.

16.           Plaintiffs believe that this is only a partial list of the assets the Defendants acquired through their actions with respect to Plaintiffs MedCom and Card Activation.  Within sixty days of his termination, Defendant William P. Williams also took over two hundred thousand dollars ($200,000) in cash from MedCom and Card Activation which was in addition to his four hundred fifty thousand dollar ($450,000) salary, entitlements for himself, his wife, and his children, and the payment of his credit card debt at the rate of more than one hundred thousand dollars ($100,000) per year.

17.           In this action, Plaintiffs seek compensatory and punitive damages, as applicable, for securities fraud pursuant to the Securities Exchange Act of 1934, Section 10(b) thereunder, and Rule 10b-5; Federal and State Racketeering; Common Law Fraud; Breach of Fiduciary Duty; and Conversion; among other state law causes of action.

GENERAL ALLEGATIONS

18.           MedCom is a publicly traded company on the Over-the-Counter Bulletin Board exchange which was originally formed in 1991 under the name Sims Communications, Inc.  At the time of its formation, as Sims Communications, MedCom’s primary business was providing telecommunications services.  In 1996 Sims Communications entered into licensing agreements and changed its basic business model from telecommunications to the business of processing medical information for health care providers seeking compensation from insurance companies.  At that time, MedCom began to market what is now called the Med Card system.

19.           In 1999, Sims Communications changed its name to MedCom USA, Incorporated.  The Med Card system confirms insurance eligibility, processes medical claims, and monitors health care referrals.

20.           Until 2001, MedCom had a Board of Directors and duly appointed officers who managed and operated the company.  In 2001, Defendants William P. Williams engineered a reverse split of the common stock and became the single largest shareholder.  Shortly thereafter, Defendant William P. Williams took complete control of MedCom by removing the Chief Executive Officer and the existing Board of Directors.  At the conclusion of these acts, which was in essence a coup, Defendant William P. Williams became the Chief Executive Officer and the sole member of the Board of Directors.  Until September of 2008, Defendant William P. Williams had complete control over MedCom and utilized that control solely for his own benefit.

21.           On or about the time Defendant Williams P. Williams took control over MedCom, Plaintiff Card Activation was formed which is engaged in the business today primarily of patent infringement litigation involving computer software for gift cards.  At the time he took control over MedCom, he also took control over Plaintiff Card Activation through the issuance of stock to himself, his wife, and his children as well as an affiliated entity named American Nortel Communications, Inc.  American Nortel is a public company with a shareholder base of six hundred and fifty (650) shareholders; however, Mr. Williams also controls that company.

22.           Despite the dire financial condition of MedCom over the last several years, Williams has always taken his salary of four hundred and fifty thousand dollars ($450,000), payment of his personal credit card expenses of more than one hundred thousand dollars ($100,000) per year, payments to his wife, Eva Williams, and payments for his children of salaries without any explanation, and payment of purported management fees to an affiliate he controls named Wilcom of more than four hundred thousand dollars ($400,000) for years, among other things.

23.           With a shareholder base of more than six hundred fifty (650) shareholders for MedCom, Defendant William P. Williams has engaged in a pattern of self-dealing including paying staff of American Nortel with MedCom funds, controlling completely the flow of money between MedCom, Card Activation, and American Nortel, and by issuing unauthorized shares in both Plaintiffs to himself, his family, and affiliated entities.

24.           During the course of this pattern of fraud and self-dealing, Defendant William P. Williams has grossly mismanaged these public companies and damaged shareholders as well as the companies.  Defendant Williams has also filed SEC required documents for reporting 1934 Act companies (i.e., 10Q’s and 10K’s) that bear little resemblance to actual accounting records.  Defendant William P. Williams withheld and destroyed accounting records to mislead SEC auditors and consultants.

25.           Defendants William P. Williams has also engaged in questionable leasing or licensing agreements with companies named LeeCo Financial, Inc. and LadCo Financing, Inc. running up invalid debts of millions of dollars.  Assuming any amount is actually owed to LeeCo and LadCo, to the best of Plaintiffs’ knowledge both debts are in default at this time.  Mr. Williams has also failed to pay debts of MedCom and Card Activation such as office rent, and professional bills while he treated both companies as if they were his personal checkbook. Mr. Williams also allowed default judgments to be entered in litigation matters. Current management is now evaluating whether its only option at this time, in addition to this litigation, is to file a Chapter 11 Bankruptcy case.

FIRST CAUSE OF ACTION

(Violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5)

26.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 25 of this Complaint as though fully contained herein.

27.           As set forth herein, the Defendants treated the Plaintiffs, which are two (2) public companies, as if they belonged to them, raised tens of millions of dollars based on false and fraudulent representations, then converted those funds for their own use and benefit.  At the time new management secured control of the bank accounts for MedCom and Card Activation, there were no funds in the Card Activation accounts and a total of eight hundred and fifty dollars ($850) in the MedCom accounts.

28.           The communications and representations of the Defendants were false, deceitful, and manipulative statements of material fact as well as consisting of the omission of other material facts needed for the communications and representations to be truthful and not misleading.

29.           The conduct of the Defendants in making such false communications and representations constitute a fraudulent course of conduct by the Defendants in connection with the purchase and sale of securities in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5.

30.           The Defendants issued such communications and representations with knowledge of their falsity and knowingly omitted or failed to disclose facts needed to cause their representations and communications to be accurate and truthful.

31.           Plaintiffs did not know of the falsity of the communications or representations and did not know that material facts were omitted and, as a result, relied upon the communications and representations of the Defendants, particularly Defendants William P. Williams and Eva Williams, and Defendant Michael Malet.

32.           As a direct and proximate result of these Defendants’ actions, Plaintiffs have been damaged in an amount to be proven at trial.

SECOND CAUSE OF ACTION

(The Racketeer Influenced and Corrupt Organizations Act and the Arizona Racketeering Statute)

33.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 32 of this Complaint as though fully contained herein.

34.           These Defendants have engaged in a conspiracy to convert assets and in a scheme or artifice to defraud the Plaintiffs and its shareholders through conversion of corporate funds; mail fraud pursuant to 18 U.S.C. § 1341; and wire fraud pursuant to 18 U.S.C. § 1343.

35.           The acts of these Defendants in knowingly and willfully converting assets, and in executing their fraudulent scheme through the use of the United States mail and wire services, constitute a continuing pattern of racketeering as defined in 18 U.S.C. § 1961, which embraced criminal acts having the same or similar purposes, results, participants, victims, and methods of commission.

36.           These Defendants were direct beneficiaries of this pattern of racketeering activity.

37.           The acts of the Defendants also constitute a violation of A.R.S. § 13-2301 (D)(4)(t), under the Arizona Racketeering Statute.

38.           All of the foregoing acts were committed by these Defendants for financial gain and are chargeable or indictable under the laws of the United States and punishable by imprisonment for a period of not less than five (5) years, and under the laws of the State of Arizona punishable by imprisonment for a period of not less than one (1) year.

39.           As a result of the foregoing, Plaintiffs are entitled to recover treble damages, plus costs, and attorney's fees.

THIRD CAUSE OF ACTION

(Common Law Fraud)

40.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 39 of this Complaint as though fully contained herein.

41.           As set forth herein, the representations of these Defendants were fraudulent, inasmuch as they were false, material, known to be false, made with the intent that Plaintiffs, and their shareholders, would act thereon while ignorant of their falsity, and made in such manner as to cause Plaintiffs to rightfully rely thereon, thereby resulting in direct and proximate damage to Plaintiffs in an amount to be proven at the trial of this action.

42.           The foregoing acts of these Defendants were fraudulent, willful, wanton, intentional, malicious, and done with a reckless and conscious disregard for Plaintiffs’ rights, and therefore, warrant the assessment of exemplary or punitive damages in such amount as is determined to be appropriate at the trial of this action.

FOURTH CAUSE OF ACTION

(Breach of Fiduciary Duty)

43.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 42 of this Complaint as though fully contained herein.

44.           At all times material hereto, a fiduciary relationship existed between the Plaintiffs and Defendants which imposed upon these Defendants an obligation of loyalty, good faith, fairness, and honesty.

45.           Defendants William P. Williams and Eva Williams and Defendant Michael Malet breached their fiduciary duties by the actions set forth in this Complaint, among other things, all of which has resulted in direct and proximate damage to Plaintiffs in an amount to be proven at the trial of this action.

46.           The foregoing acts of the Defendants were willful, wanton, intentional, malicious, and done with a reckless and conscious regard for Plaintiffs’ rights and thereby warrant the assessment of exemplary or punitive damages in an amount deemed to be appropriate at the trial of this action.

FIFTH CAUSE OF ACTION

(Conversion)

47.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 46 of this Complaint as though fully contained herein.

48.           The Defendants conspired to and unlawfully converted Plaintiffs’ property for their own use and benefit as set forth herein.

49.           As a direct result of these Defendants' wrongful conversion of Plaintiffs’ property, Plaintiffs have suffered damages in an amount to be proven at the trial of this action.  Plaintiffs are also entitled to recover punitive damages in an amount sufficient to deter such conduct in the future.

SIXTH CAUSE OF ACTION

(Breach of the Covenant of Good Faith and Fair Dealing)

50.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 49 of this Complaint as though fully contained herein.

51.           There is implied in the agreements between the Plaintiffs and these Defendants a covenant of good faith and fair dealing pursuant to which these Defendants covenanted that they would in good faith, and in the exercise of fair dealing, act fairly and honestly toward Plaintiffs, and do nothing to impair, interfere with, hinder, or injure Plaintiffs.

52.           These Defendants breached the covenant of good faith and fair dealing as set forth herein, which has resulted in direct and proximate damage to Plaintiffs in an amount to be proven at the trial of this action.

53.           The foregoing acts of these Defendants were willful, wanton, intentional, malicious, and done with a reckless and conscious disregard for Plaintiffs’ rights, and thereby warrant the assessment of exemplary or punitive damages in an amount to be determined at the trial of this action.

SEVENTH CAUSE OF ACTION

(Breach of Contract)

54.           Plaintiffs reallege and incorporate the allegations contained in paragraphs 1 through 53 of this Complaint as though fully contained herein.

55.           As officers, directors, shareholders, and management personnel, these Defendants had an obligation to Plaintiffs, and their shareholders, of loyalty and good faith.  As a direct, proximate, and foreseeable result of these Defendants' wrongful breach of contract, Plaintiffs have suffered damages consisting of lost profits and business opportunities in an amount to be proven at the trial of this action.

56.           Plaintiffs have incurred, and will continue to incur, in the prosecution of this action reasonable attorney’s fees, which are recoverable under Arizona law.

EIGHTH CAUSE OF ACTION

(Injunctive Relief)

57.           Plaintiffs hereby repeats and reallege the allegation contained in paragraphs 1 through 56 above, as if set forth herein again in full.

58.           Unless these Defendants, and their agents, are restrained by this Court from their continuing efforts to interfere with and damage Plaintiffs’ business, Plaintiffs will suffer immediate and irreparable harm and injury for which recoverable damages would be inadequate and for which there is no adequate remedy at law.

59.           Accordingly, Plaintiffs request that this Court issue a Temporary Restraining Order enjoining these Defendants, and their agents, from contacting any of Plaintiffs’ dealers, customers, or shareholders, or attempting to access Plaintiffs’ bank accounts and their transfer agent.

NINTH CAUSE OF ACTION

(Disgorgement under Sarbanes – Oxley)

60.           Plaintiffs hereby repeat and reallege the allegation contained in paragraphs 1 through 59 above, as if set forth herein again in full.

61.           In managing MedCom, Defendants William P. Williams, Eva Williams, and Michael Malet have engaged in misconduct, if not criminal actions, which has resulted in material non-compliance with SEC financial reporting requirements.

62.           Specifically, these Defendants caused MedCom to engage in accounting irregularities which MedCom’s prior independent auditors uncovered at least in part.  The Clark Auditors detected a “material weakness” in MedCom’s financial transactions which were consistently recorded based on funding documentation that varied with the operating agreement terms.  When the Clark Auditors recommended that Defendant William P. Williams consult with counsel regarding restating financial statements and taking other remedial actions, Mr. Williams fired the Clark Auditors and hired new auditors and did not disclose this material weakness to the new auditors.

63.           There is a substantial likelihood that MedCom will be required to restate its financial statements as a result of these accounting irregularities as well as other accounting irregularities.

64.           Pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, Defendant William P. Williams, Eva Williams, and Michael Malet must disgorge any bonuses, incentive-based compensation, or equity–based compensation they received during they 12-month period following the first public issuance or filing of the financial documents embodying the financial reporting requirement and any personal profits realized on the sale of company securities during that twelve (12) month period.

RELIEF REQUESTED

WHEREFORE, Plaintiffs pray for relief as follows:

1.	For compensatory damages;

2.	For punitive damages;

3.	For treble damages;

4.	For injunctive Relief;

5.	For disgorgement of personal profits and compensation realized by the Defendants;

6.	For Plaintiffs’ reasonable attorneys’ fees, costs and expenses; and,

7.	For such other and further relief as the Court may deem just and proper in the premises.

DATED THIS 10th day of MARCH, 2009

JAMES M. LaGANKE, P.L.L.C.

By:	/s/ James LaGanke

JAME M. LaGANKE, ESQ.
13236 North 7th Street, Suite 4257
Phoenix, AZ 85022
Attorney for the Plaintiffs

DEMAND FOR JURY TRIAL
Plaintiffs hereby demand a trial by jury in this matter.
JAMES M. LaGANKE, P.L.L.C.

By:	/s/ James LaGanke

JAMES M. LaGANKE, ESQ.
13236 North 7th Street, Suite 4257
Phoenix, AZ 85022
Attorney for the Plaintiffs